Exhibit 99.1

CONTACT:	Miller Industries, Inc.
Debbie Whitmire, Chief Financial Officer
(423) 238-4171
Frank Madonia, General Counsel
(423) 238-4171
FTI Consulting, Inc.
Investor Contact: Max Dutcher
(212) 850-5677

MILLER INDUSTRIES REPORTS 2016 FOURTH QUARTER AND FULL YEAR RESULTS

CHATTANOOGA, Tenn., March 15, 2017/PRNewswire/ — Miller Industries, Inc. (NYSE: MLR) (the "Company") today announced financial results for the fourth quarter and full year ended December 31, 2016.

For the fourth quarter of 2016, net sales were $148.6 million, an increase of 8.9%, compared to $136.4 million for the fourth quarter of 2015. Net income in the fourth quarter of 2016 was $4.5 million, or $0.38 per diluted share, an increase of 14.8%, compared to net income of $3.9 million, or $0.34 per diluted share, in the prior year period.

Gross profit for the fourth quarter of 2016 was $15.2 million, or 10.2% of net sales, compared to $15.3 million, or 11.2% of net sales, for the fourth quarter of 2015. Selling, general and administrative expenses were $7.5 million, or 5.0% of net sales, compared to $8.9 million, or 6.5% of net sales, in the prior year period.

For the full year ended December 31, 2016, net sales were $601.1 million, an increase of 11.1% compared to $541.0 million in the prior year period. The Company reported net income of $19.9 million, or $1.75 per diluted share for the full year of 2016, an increase of 24.7% compared to net income of $16.0 million, or $1.41 per diluted share for the full year of 2015.

The Company also announced that its Board of Directors has declared a cash dividend of $0.18 per share, an increase of $0.01 per share, or 5.9% compared to the fourth quarter of 2016, payable April 3, 2017 to shareholders of record at the close of business on March 27, 2017.

Jeffrey I. Badgley, Co-Chief Executive Officer of the Company stated, “Our 2016 fiscal year was capped off by a strong fourth quarter in which we saw significant progress in our capital projects and consistent revenue expansion. We continue to pace production with demand levels, which remain healthy both internationally and domestically. We are particularly proud of our top and bottom line growth for the fourth quarter and for the full year, even while deploying capital to enhance our business for sustained future success.”

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MILLER INDUSTRIES REPORTS 2016 FOURTH QUARTER RESULTS	PAGE 2

“Our backlog and project pipeline remain strong, and we are encouraged by positive customer sentiment and macro-economic trends. The expansion of our Pennsylvania manufacturing plant is in the final phases of completion as we consolidate our Pennsylvania production facilities. Our Ooltewah, Tennessee and Greeneville, Tennessee capital projects also remain on track, and we are pleased with their progress thus far.”

Mr. Badgley concluded, “2016 was an impressive year in which we grew our business and executed on our strategic priorities. We maintained a healthy balance sheet, while increasing our production capacity. As economic conditions evolve, we remain confident in our product offerings and competitive position. We are optimistic that we will continue to grow our business, expand our capabilities, and return shareholder value in the upcoming year.”

In conjunction with this release, the Company will host a conference call, which will be simultaneously broadcast live over the Internet. Management will host the call, which is scheduled for tomorrow, March 16, 2017, at 10:00 AM ET. Listeners can access the conference call live and archived over the Internet through a link at:

https://www.webcaster4.com/Webcast/Page/1034/19957

Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software. A replay of this call will be available approximately one hour after the live call ends through March 30, 2017. The replay number is 1-844-512-2921, Passcode 3208590.

Miller Industries is The World's Largest Manufacturer of Towing and Recovery Equipment®, and markets its towing and recovery equipment under a number of well-recognized brands, including Century®, Vulcan®, Chevron™, Holmes®, Challenger®, Champion®, Jige™, Boniface™, Titan® and Eagle®.

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MILLER INDUSTRIES REPORTS 2016 FOURTH QUARTER RESULTS	PAGE 3

Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “continue,” “future,” “potential,” “believe,” “project,” “plan,” “intend,” “seek,” “estimate,” “predict,” “expect,” “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management. Our actual results may differ materially from the results anticipated in these forward-looking statements due to, among other things: the cyclical nature of our industry and changes in consumer confidence; economic and market conditions; our customers’ access to capital and credit to fund purchases; our dependence on outside suppliers of raw materials; changes in the cost of aluminum, steel and related raw materials; changes in fuel and other transportation costs, insurance costs and weather conditions; changes in government regulation; various political, economic and other uncertainties relating to our international operations, including restrictive taxation and foreign currency fluctuation; competitors could impede our ability to attract or retain customers; our ability to develop or acquire proprietary products and technology; assertions against us relating to intellectual property rights; problems hiring or retaining skilled labor; a disruption in our information technology systems; the effects of regulations relating to conflict minerals; the catastrophic loss of one of our manufacturing facilities; environmental and health and safety liabilities and requirements; loss of the services of our key executives; product warranty or product liability claims in excess of our insurance coverage; potential recalls of components or parts manufactured for us by suppliers or potential recalls of defective products; an inability to acquire insurance at commercially reasonable rates; and those other risks referenced herein, and those risks discussed in our filings with the Securities and Exchange Commission, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for fiscal 2016, which discussion is incorporated herein by this reference. Such factors are not exclusive. We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, our Company.

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Miller Industries, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(In thousands except per share data)

	Three Months Ended			Twelve Months Ended
	December 31			December 31
			%			%
	2016	2015	Change	2016	2015	Change
NET SALES	$ 148,594	$ 136,435	8.9%	$ 601,119	$ 540,966	11.1%

COSTS OF OPERATIONS	133,438	121,111	10.2%	536,840	483,353	11.1%

GROSS PROFIT	15,156	15,324	-1.1%	64,279	57,613	11.6%

OPERATING EXPENSES:
Selling, General and Administrative Expenses	7,495	8,879	-15.6%	32,318	31,491	2.6%

Interest Expense, Net	345	220	56.8%	1,161	919	26.3%

Other (Income) Expense, Net	174	113	54.0%	(277)	340	-181.5%

Total Operating Expenses	8,014	9,212	-13.0%	33,202	32,750	1.4%

INCOME BEFORE INCOME TAXES	7,142	6,112	16.9%	31,077	24,863	25.0%

INCOME TAX PROVISION	2,689	2,234	20.4%	11,155	8,887	25.5%

NET INCOME	$ 4,453	$ 3,878	14.8%	$ 19,922	$ 15,976	24.7%

BASIC INCOME PER COMMON SHARE	$ 0.39	$ 0.34	14.7%	$ 1.76	$ 1.41	24.8%

DILUTED INCOME PER COMMON SHARE	$ 0.38	$ 0.34	11.8%	$ 1.75	$ 1.41	24.1%

CASH DIVIDENDS DECLARED PER COMMON SHARE	$ 0.17	$ 0.16	6.3%	$ 0.68	$ 0.64	6.3%

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	11,346	11,324	0.2%	11,346	11,324	0.2%
DILUTED	11,375	11,360	0.1%	11,374	11,360	0.1%